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                                                       Exhibit (23)
                                                       Unicom Corporation
                                                       Form 8-K File No. 1-11375

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 19, 1999 on Unicom Corporation and Subsidiary Companies' consolidated financial statements as of and for the year ended December 31, 1998, included as an Exhibit to this Form 8-K Current Report of Unicom Corporation, into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment
Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan), Form S-4 Registration Statement File No. 333-01003 (relating to Unicom Corporation's Common Stock), Form S-8 Registration Statement File No. 333-04749 (relating to Unicom Corporation's 1996 Directors' Fee Plan), Form S-8 Registration Statement File Nos. 333-10613 and 333-26779 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Form S-8 Registration Statement File No. 333-39677 (relating to Unicom Corporation's Management Deferred Compensation Plan). We also consent to the application of our report to Commonwealth Edison Company and Subsidiary Companies' ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the years ended December 31, 1998, 1997 and 1996 appearing in Exhibit 99 of this Form 8-K.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 24, 1999